EXHIBIT 2(r)(ii)

                       COLUMBIA MANAGEMENT CODE OF ETHICS*

                            EFFECTIVE JANUARY 1, 2006

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COLUMBIA MANAGEMENT
      AFFILIATES:

      COLUMBIA MANAGEMENT INVESTMENT ADVISOR
      COLUMBIA MANAGEMENT ADVISORS, LLC ("CMA")

      INVESTMENT SERVICES GROUP ADVISORS
      BANC OF AMERICA INVESTMENT ADVISORS, INC. (BAIA")
      BANK OF AMERICA CAPITAL ADVISORS, LLC ("BACA")
      BACAP ALTERNATIVE ADVISORS, INC.

      COLUMBIA MANAGEMENT DISTRIBUTORS
      COLUMBIA MANAGEMENT DISTRIBUTORS, INC. ("CMDI")
      COLUMBIA MANAGEMENT SERVICES, INC. ("CMSI")

      * This Code of Ethics is for all employees and officers of the direct or indirect affiliates listed above of Columbia Management and employees of Bank of America who receive official notice under this Code of Ethics from Compliance. Employees of Bank of America subject to this Code may include support partners of Columbia Management (such as Legal, Risk, Compliance, and Technology groups) or other divisions that are determined to be subject to this Code.

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Table of Contents

      OVERVIEW AND DEFINITIONS                                                             PAGE
      Overview                                                                              1
      Things You Need to Know to Use This Code                                              2
      Definitions                                                                           3-4

Part  STATEMENT OF GENERAL PRINCIPLES (APPLIES TO ALL EMPLOYEES)
 I    A.  Compliance with the Spirit of the Code                                            5
      B.  Compliance with the Bank of America Corporation Code of Ethics and
          General Policy on Insider Trading                                                 5
      C.  Approved Broker-Dealer Requirement for Employee Investment Accounts               6
      D.  Nonpublic Information                                                             6
      E.  Reporting Violations of Columbia Management Code of Ethics                        6

Part  PROHIBITED TRANSACTIONS AND ACTIVITIES (APPLIES TO ALL EMPLOYEES)
 II   A.  Prohibition on Fraudulent and Deceptive Acts                                      7
      B.  Restrictions Applicable to All Employees with respect to Redemptions
          or Exchanges of Open-end Mutual Fund Investments                                  7
      C.  Restrictions Applicable to All Employees with Respect to Transactions
          in Bank of America's Retirement Plans                                             8
      D.  Trading Restrictions Applicable to All Access Persons                             8
          1.  Prohibition on Trading Securities Being Purchased, Sold or Considered
              for Purchase or Sale by a Client Account                                      8-9
          2.  Pre-clearance of Transactions                                                 9
          3.  Equity Restricted List                                                        9
          4.  Initial Public Offerings, Hedge Funds and Private Placements                  9
          5.  Short-Term Trading (60 Calendar Days)                                         9-10
          6.  Excessive Trading                                                             10
          7.  Closed-end Funds Advised by Bank of America                                   10
      E.  Additional Trading Restrictions Applicable to Investment Persons                  10
          1.  Fourteen Calendar-Day Blackout Period                                         10-11
          2.  Manager Pre-approval for IPO's and Private Placements                         11
      F.  Exempt Transactions                                                               11
      G.  Restriction on Service as Officer or Director                                     11
      H.  Participation in Investment Clubs                                                 11-12
      I.  Additional Restrictions for Specific Sub-Groups                                   12
      J.  Penalties for Non-Compliance                                                      12

Part  ADMINISTRATION AND REPORTING REQUIREMENTS (APPLIES TO ALL EMPLOYEES)
III   A.  New Employees                                                                     13
      B.  Annual Code Coverage Acknowledgement and Compliance Certification                 13
      C.  Reporting Requirements for All Non-Access Persons (Investments
          in Open-end Mutual Funds)                                                         13
          1.  Initial Certification to the Code and Disclosure of All Investment
              Accounts and Personal Holdings of Open-end Mutual Funds                       13
          2.  Quarterly Investment Account and Open-end Mutual Fund
              Transaction Report                                                            13
          3.  Annual Open-end Mutual Fund Holdings Report                                   13-14
          4.  Duplicate Account Statements and Confirmations                                14
      D.  Reporting Requirements for All Access Persons                                     14
          1.  Initial Certification to the Code and Disclosure of All Investment Accounts
              and Personal Holdings of Covered Securities and Mutual Fund Shares            14
          2.  Quarterly Investment Account and Transaction Report                           14
          3.  Annual Holdings Report                                                        14-15
          4.  Duplicate Account Statements and Confirmations                                15
      E.  Exemptions from the Above Reporting Requirements                                  15
      F.  Code Administration                                                               15-16
      G.  Questions                                                                         16
      APPENDICES:
      Appendix A        Beneficial Ownership                                                17-18
      Appendix B        Exceptions to the Short-term Trading Ban                            19
      Appendix C        Sanction Schedule                                                   20

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                               COLUMBIA MANAGEMENT
                                 AND AFFILIATES

                                 CODE OF ETHICS
                            Effective January 1, 2006

OVERVIEW

This is the Code of Ethics for:

o All employees and officers of the direct or indirect affiliates of Columbia Management listed at the front of this Code and employees of Bank of America who receive official notice under this Code of Ethics from Compliance.

o The Code is intended to satisfy the requirements of Rule 204A-1 and Rule 17j-1 under the Investment Advisers Act of 1940. In addition, this Code is intended to satisfy certain NASD requirements for registered personnel.

The Code covers the following activities:

o it prohibits certain activities by EMPLOYEES that involve the potential for conflicts of interest (Part I);

o it prohibits certain kinds of PERSONAL SECURITIES TRADING by ACCESS PERSONS (Part II); and

o it requires all EMPLOYEES to report their Open-end mutual fund holdings and transactions, and requires ACCESS PERSONS to report ALL of their securities holdings, transactions, and accounts so they can be reviewed for conflicts with the investment activities of COLUMBIA MANAGEMENT CLIENT ACCOUNTS (Part III) and compliance with this Code.

Failure to comply with this Code may result in disciplinary action, including termination of employment.


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THINGS YOU NEED TO KNOW TO USE THIS CODE

This Code is divided as follows:

o     OVERVIEW AND DEFINITIONS

o     PART I      Statement of General Principles:

                  APPLIES TO ALL EMPLOYEES (ACCESS AND NON-ACCESS)

o     PART II     Prohibited Transactions and Activities:

                  APPLIES TO ACCESS PERSONS (AND TO ALL EMPLOYEES WITH RESPECT TO OPEN-END MUTUAL FUNDS)

o     PART III    Administration and Reporting Requirements:

                  APPLIES TO ACCESS PERSONS (AND TO ALL EMPLOYEES WITH RESPECT TO OPEN-END MUTUAL FUNDS)

o     APPENDICES:

            Appendix A    Beneficial Ownership
            Appendix B    Hardship Exceptions to the Short-Term Trading Ban
            Appendix C    Sanctions Schedule

To understand what other parts of this Code apply to you, you need to know whether you fall into one or more of these categories:

o     ACCESS PERSON

o     INVESTMENT PERSON

o     NON-ACCESS PERSON

If you don't know which category you belong to, contact COMPLIANCE RISK MANAGEMENT AT (704) 388-3300.


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DEFINITIONS

Terms in BOLDFACE TYPE have special meanings as used in this Code. To understand the Code, you need to read the definitions of these terms below.

THESE TERMS HAVE SPECIAL MEANINGS IN THE CODE OF ETHICS:

o "ACCESS PERSON" means (i) any EMPLOYEE: (A) Who has access to nonpublic information regarding any purchase or sale of securities in a CLIENT ACCOUNT, or nonpublic information regarding the portfolio holdings of any CLIENT ACCOUNT, or (B) Who is involved in making securities recommendations to a CLIENT ACCOUNT, or who has access to such recommendations that are nonpublic, (ii) any director or officer of a COLUMBIA MANAGEMENT COMPANY, and (iii) any other EMPLOYEE designated as an ACCESS PERSON by Compliance Risk Management. Compliance Risk Management shall maintain a list of EMPLOYEES deemed to be ACCESS PERSONS and will notify each EMPLOYEE of their designation under this Code.

o "AUTOMATIC INVESTMENT PLAN" means a plan or other program in which regular periodic purchases or withdrawals are made automatically in or from investment accounts in accordance with a pre-determined schedule and allocation. These may include payroll deduction plans, issuer dividend reinvestment programs ("DRIPs") or 401(k) automatic investment plans.

o A security is "BEING CONSIDERED FOR PURCHASE OR SALE" when a recommendation to purchase or sell a security has been made and communicated or, with respect to the person making the recommendation, when such person decides to make the recommendation. "BENEFICIAL OWNERSHIP" means "any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in" a security. The term "PECUNIARY interest" is further defined to mean "the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the subject securities." BENEFICIAL OWNERSHIP INCLUDES accounts of a spouse, minor children and relatives resident in the home of the ACCESS PERSON, as well as accounts of another person if the ACCESS PERSON obtains therefrom benefits substantially equivalent to those of ownership. For additional information, see APPENDIX A.

o "CCO" means Columbia Management's Chief Compliance Officer or his/her designee.

o "CLIENT" OR "CLIENT ACCOUNT" refers to any investment account - including, without limitation, any registered or unregistered investment company or fund - for which any Columbia Management Company has been retained to act as investment adviser or sub-adviser.

o "CLOSED-END FUND" refers to a registered investment company whose shares are publicly traded in a secondary market rather than directly, with the fund.

o "COLUMBIA MANAGEMENT COMPANIES" refers to Columbia Management and its direct and indirect affiliates that have adopted this Code.

o "CONTROL" shall have the same meaning as that set forth in Section 2(a)(9) of the Investment Company Act of 1940.

o "COVERED SECURITY" means anything that is considered a "security" under the Investment Company Act of 1940, but does not include:

      1.    Direct obligations of the U.S. Government.

      2. Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements.

      3.    Shares of Open-end mutual funds.

      4. Futures and options on futures. However, a proposed trade in a "single stock future" (a security future which involves a contract for sale for future delivery of a single security) is subject to the Code's pre-clearance requirement.


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      COVERED SECURITIES therefore include stocks, bonds, debentures, convertible and/or exchangeable securities, notes, options on securities, warrants, rights, and shares of exchange traded funds (ETFs), among other instruments.

      If you have any question or doubt about whether an investment is a considered a security or a COVERED SECURITY under this Code, ask Compliance Risk Management.

o "EMPLOYEE" means any employee of Bank of America who receives official notice of coverage under this Code of Ethics from Compliance Risk Management.

o "EXCLUDED FUND" is defined as money market funds or other funds designed to provide short-term liquidity. Contact Compliance Risk Management if you have any questions about whether a fund may qualify as an Excluded Fund.

o     "FAMILY HOLDINGS" and "FAMILY/HOUSEHOLD MEMBER" - defined in Appendix A.

o "FEDERAL SECURITIES LAWS" means the Securities Act of 1933 (15 U.S.C. 77a-aa), the Securities Exchange Act of 1934 (15 U.S.C. 78a -mm), the Sarbanes-Oxley Act of 2002 (Pub. L. 107-204, 116 Stat. 745 (2002)), the
      Investment Company Act of 1940 (15 U.S.C 80a), the Investment Advisers Act of 1940 (15 U.S.C. 80b), Title V of the Gramm-Leach-Bliley Act (Pub. L. No. 106-102, 113 Stat. 1338 (1999), any rules adopted by the Commission under any of these statutes, the Bank Secrecy Act (31 U.S.C. 5311 -5314; 5316 - 5332) as it applies to funds and investment advisers, and any rules adopted thereunder by the Commission or the Department of Treasury.

o "INITIAL PUBLIC OFFERING" generally refers to a company's first offer of shares to the public. Specifically, an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

o "INVESTMENT PERSON" refers to an ACCESS PERSON who has been designated, by Compliance Risk Management, as such and may include the following Columbia Management Employees:

      o     Portfolio Managers;

      o     Traders;

      o     Research Analysts; and

      o     Certain operations and fund administration personnel

o "NON-ACCESS PERSON" refers to an EMPLOYEE who may not have direct or indirect access to trading or portfolio holdings information of CLIENT ACCOUNTS, but is still required to abide by certain requirements in the Code of Ethics.

o "OPEN-END MUTUAL FUND" refers to a registered investment company whose shares (usually regarding separate "series" or portfolios of the fund) are continuously offered to and redeemed (or exchanged, for other shares) by investors directly (or through financial intermediaries) based on the "net asset value" of the fund.

o "PRIVATE PLACEMENT" generally refers to an offering of securities that is not offered to the public. Specifically, an offering that is exempt from registration under the Securities Act of 1933 pursuant to Sections 4(2) or 4(6) of, or Regulation D under, the Securities Act of 1933.

o "PURCHASE OR SALE OF A SECURITY" includes, among other things, the writing of an option to purchase or sell a security.

o "REGISTERED PERSONNEL" means an EMPLOYEE licensed and registered with the NASD.


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PART I

STATEMENT OF GENERAL PRINCIPLES

THIS SECTION APPLIES TO ALL EMPLOYEES

The relationship with our clients is fiduciary in nature. This means that you are required to put the interests of our clients before your personal interests.

This Code is based on the principle that all officers, directors and EMPLOYEES of each COLUMBIA MANAGEMENT COMPANY are required to conduct their personal securities transactions in a manner that does not interfere with the portfolio transactions of, or take unfair advantage of their relationship with, a COLUMBIA MANAGEMENT COMPANY or CLIENT. This fiduciary duty is owed by all persons covered by this Code to each and all of our advisory CLIENTS.

It is imperative that all officers, directors and employees avoid situations that might compromise or call into question their exercise of independent judgment in the interest of CLIENT ACCOUNTS. Areas of concern relating to independent judgment include, among others, taking personal advantage of unusual or limited investment opportunities appropriate for CLIENTS, and receipt of gifts from persons doing or seeking to do business with a COLUMBIA MANAGEMENT COMPANY.

All employees must adhere to the specific requirements set forth in this Code, including the requirements related to personal securities trading.

A.    COMPLIANCE WITH THE SPIRIT OF THE CODE

COLUMBIA MANAGEMENT recognizes that sound, responsible personal securities trading by its personnel is an appropriate activity when it is not excessive in nature and conducted in such a manner as to be consistent with the code of ethics and to avoid any actual or potential conflict of interests..

However, COLUMBIA MANAGEMENT will not tolerate personal trading activity which is inconsistent with our duties to our clients or which injures the reputation and professional standing of our organization. Therefore, technical compliance with the specific requirements of this Code will not insulate you from scrutiny should a review of your trades indicate breach of your duty of loyalty to the firm's clients or otherwise pose a hazard to the firm's reputation and standing in the industry.

The Code of Ethics Oversight Committee has the authority to grant written waivers of the provisions of this Code for Employees. It is expected that this authority will be exercised only in rare instances. The Code of Ethics Oversight Committee may consult with the Legal Department prior to granting any such waivers.

B. COMPLIANCE WITH THE BANK OF AMERICA CORPORATION CODE OF ETHICS AND GENERAL POLICY ON INSIDER TRADING

All Employees are subject to the Bank of America Corporation Code of Ethics and General Policy on Insider Trading. All Employees are required to read and comply with that Code which includes many further important conflict of interest policies applicable to all Bank of America associates, including policies on insider trading and receipt of gifts by employees. It is available on the intranet links portion of Bank of America's intranet homepage.


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C.    APPROVED BROKER-DEALER REQUIREMENT FOR EMPLOYEE INVESTMENT ACCOUNTS

Employees are required to read and comply with the Global Wealth and Investment Management ("Global WIM") Associate Designated Brokerage Account Policy. Unless an exception has been granted, that policy requires Employees to maintain their current and any new Associate Accounts with Banc of America Investment Services, Inc. (BAI) or Merrill Lynch. The policy is available on the intranet links portion of Global WIM's intranet homepage.

D.    NONPUBLIC INFORMATION

Employees are prohibited from disclosing to persons outside the firm any material nonpublic information about any client, the securities investments made by the firm on behalf of a client, information about contemplated securities transactions, or information regarding the firm's trading strategies, except as required to effectuate securities transactions on behalf of a client or for other legitimate business purposes. Disclosure of nonpublic information is a violation of Columbia Management's conflicts of interest policies and a breach of fiduciary duty.

E.    REPORTING VIOLATIONS OF COLUMBIA MANAGEMENT CODE OF ETHICS

Employees must report any conduct by another employee that one reasonably believes constitutes or may constitute a violation of the Columbia Management Code of Ethics.

Employees must promptly report all relevant facts and other circumstances indicating a violation of the Columbia Management Code of Ethics to either Linda Wondrack, Columbia Management's Chief Compliance Officer, at 1.617.772.3543 or to the Ethics and Compliance Helpline at 1.888.411.1744 (toll free). If you wish to remain anonymous, use the name "Mr. Columbia" or "Mrs. Columbia" when calling collect. You will not be retaliated against for reporting information in good faith in accordance with this policy.


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PART II

PROHIBITED TRANSACTIONS AND ACTIVITIES

THIS SECTION APPLIES TO ALL EMPLOYEES

A.    PROHIBITION OF FRAUDULENT AND DECEPTIVE ACTS

      The Investment Advisers Act of 1940 makes it unlawful for any investment adviser, directly or indirectly, to employ any device, scheme or artifice to defraud any client or prospective client, or to engage in any transaction or practice that operates as a fraud or deceit on such persons. The Investment Company Act of 1940 makes it unlawful for any director, trustee, officer or employee of an investment adviser of an investment company (as well as certain other persons), in connection with the purchase or sale, directly or indirectly, by such person of a "SECURITY HELD OR TO BE ACQUIRED" by the investment company (the "Fund"):

      1.    To employ any device, scheme or artifice to defraud the Fund;

      2. To make to the Fund any untrue statement of a material fact or omit to state to the Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

      3. To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Fund; or

      4.    To engage in any manipulative practice with respect to the Fund.

      Note: "SECURITY HELD OR TO BE ACQUIRED" means (i) any COVERED SECURITY which, within the most recent 15 days: (A) is or has been held by the Fund; or (B) is being or has been considered by the Fund or its investment adviser for purchase by the Fund; and (ii) any option to purchase or sell, and any security convertible into or exchangeable for a COVERED SECURITY within the scope of clause (i) above.

      All Employees are required to comply with these and all other applicable FEDERAL SECURITIES LAWS. Requirements of these laws are embodied in the policies and procedures of the Columbia Management Companies.

B. RESTRICTIONS APPLICABLE TO ALL EMPLOYEES WITH RESPECT TO REDEMPTIONS OR EXCHANGES OF OPEN-END MUTUAL FUND INVESTMENTS

      1. No Employee may engage in any purchase and sale or exchange in the same class of shares of an Open-end MUTUAL FUND or a similar investment that occurs within 60 days of one another. (This provision does not apply to any EXCLUDED FUND.)

      2. ALL REDEMPTIONS OR EXCHANGES of shares of ANY OPEN-END MUTUAL FUND (except an EXCLUDED FUND), in which an EMPLOYEE has BENEFICIAL OWNERSHIP must be approved using the appropriate pre-clearance procedures. Pre-clearance procedures are available on the Columbia Management intranet homepage.

      Except in rare cases of hardship, gifting of securities or other unusual circumstances no such redemption or exchange will be approved unless such investment has been held for at least 60 calendar days. All such exceptions require advance approval from the CCO.

      Therefore, if an Employee purchases shares of an Open-end Mutual Fund, he or she will not be permitted to redeem or exchange out of ANY shares of that fund for at least 60 calendar days.


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            Exceptions: (1) Transactions in shares of EXCLUDED FUNDS, and (2) as provided immediately below for Bank of America's retirement plans, and (3) at Section F of Part II of this Code regarding other "Exempt Transactions" (as applicable).

      3. LATE TRADING PROHIBITION: Late trading of mutual funds is illegal. No Employee shall engage in any transaction in any mutual fund shares where the order is placed after the fund is closed for the day and the transaction is priced using the closing price for that day. Late trading is a violation of Columbia Management's conflicts of interest policies and a breach of fiduciary duty.

      4. MARKET TIMING PROHIBITION: No Employee shall engage in mutual fund market timing activities. Columbia Management believes that the interests of a mutual fund's long-term shareholders and the ability of a mutual fund to manage its investments may be adversely affected when fund shares are repeatedly bought and sold (or exchanged) by any individual or entity within short periods of time to take advantage of short-term differentials in the net asset values of such funds. This practice, known as "market timing," can occur in several ways: either in direct purchases and sales of mutual fund shares, through rapid reallocation of funds held in for 401(k) or similarly structured retirement or other accounts invested in mutual fund assets, or through the rapid reallocation of funds held in variable annuity and variable life policies invested in mutual fund assets. Mutual fund market timing is a violation of Columbia Management's conflict of interest policies and a breach of fiduciary duty.

C. RESTRICTIONS APPLICABLE TO ALL EMPLOYEES WITH RESPECT TO TRANSACTIONS IN BANK OF AMERICA'S RETIREMENT PLANS

      As a reminder all Employees must comply with the Policy on Excessive Trading and Market Timing in the Bank of America Retirement Plans ("Retirement Plan Policy") located in the Retirement overview section of Personnel Online, under the Benefits tab. The Retirement Plan Policy generally limits the frequency with which an associate can move dollars in and out of any retirement plan investment choice to once every 30 days. Associates who violate this policy will be restricted in their ability to make future fund exchanges and may be subject to disciplinary action - up to and including termination of employment.

      In addition to the Retirement Plan Policy, all employees participating in the Plans remain subject to the particular restrictions on trading of mutual fund shares contained in the prospectuses of mutual funds offered by the Plans, including but not limited to Columbia Funds.

      NOTE: Investment holdings and transactions in BAC Retirement Plans are exempt from the pre-clearance requirements in Part II and the reporting requirements of Part III of this Code.

D.    TRADING RESTRICTIONS APPLICABLE TO ALL ACCESS PERSONS

      1. PROHIBITION ON TRADING COVERED SECURITIES BEING PURCHASED, SOLD OR CONSIDERED FOR PURCHASE OR SALE BY ANY COLUMBIA MANAGEMENT CLIENT ACCOUNT

            No ACCESS PERSON shall purchase or sell, directly or indirectly, any COVERED SECURITY in which such person had, or by reason of such transaction acquires, any direct or indirect BENEFICIAL OWNERSHIP when, at the time of such purchase or sale, the same class of security:

            o     is the subject of an open buy or sell order for a CLIENT
                  ACCOUNT; or

            o     is BEING CONSIDERED FOR PURCHASE OR SALE by a CLIENT ACCOUNT

            NOTE: This restriction DOES NOT APPLY:

            o to securities of an issuer that has a MARKET CAPITALIZATION OF $10 BILLION OR MORE at the time of the transactions; however, an ACCESS PERSON must pre-clear these trades as with any other personal trade.


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            o     when the personal trade matches with a Columbia Management
                  Client Account which principally follows a passive investment strategy of attempting to replicate the performance of an index.

      2.    PRE-CLEARANCE OF TRANSACTIONS

            ACCESS PERSONS must pre-clear all transactions in COVERED SECURITIES in which they have BENEFICIAL OWNERSHIP using the appropriate pre-clearance procedures. Pre-clearance procedures are described at Columbia Management's intranet homepage.

            Employees may rely on the exemptions stated in Section F of Part II of this Code.

            --------------------------------------------------------------------
            NOTE: PRE-CLEARANCE REQUESTS MUST BE SUBMITTED DURING NYSE HOURS. PRE-CLEARANCE APPROVALS ARE VALID UNTIL 4:00 PM ET OF THE SAME BUSINESS DAY AS APPROVAL. (EXAMPLE: IF A PRE-CLEARANCE APPROVAL IS GRANTED ON TUESDAY, THE APPROVAL IS VALID ONLY UNTIL 4:00 PM ET TUESDAY.)
            --------------------------------------------------------------------

      3.    EQUITY RESTRICTED LIST

            When an equity analyst of COLUMBIA MANAGEMENT initiates coverage or changes a rating on a COVERED SECURITY, the security is put on a restricted list until close of the next trading day. No ACCESS PERSON shall be granted pre-clearance for trades in a security while included on the list.

      4.    INITIAL PUBLIC OFFERINGS (IPOS), HEDGE FUNDS AND PRIVATE PLACEMENTS

            No ACCESS PERSON shall acquire BENEFICIAL OWNERSHIP of securities in an Initial Public Offering, Hedge Fund or Private Placement except with the prior written approval of the CCO. (NOTE: REGISTERED PERSONNEL are PROHIBITED from purchasing IPOs.)

            In approving such acquisition, the CCO must determine that the acquisition does not conflict with the Code or its underlying policies, or the interests of Columbia Management or its Clients. In deciding whether such approval should be granted, the CCO shall consider whether the investment opportunity should be reserved for Clients, and whether the opportunity has been offered to the Access Peron because of the Access Person's relationship with Clients.

            The CCO may approve such acquisition where there are circumstances in which the opportunity to acquire the security has been made available to the Access Person for reasons other than the Access Person's relationship with Columbia Management or its Clients. Such circumstances might include, among other things,

                  o An opportunity to acquire securities of an insurance company converting from a mutual ownership structure to a stockholder ownership structure, if the Access Person's ownership of an insurance policy issued by the IPO company or an affiliate of the IPO company conveys the investment opportunity;

                  o An opportunity resulting from the Access Person's pre-existing ownership of an interest in the IPO company or status of an investors in the IPO company;

                  o An opportunity made available to the Access Person's spouse, in circumstances permitting the CCO reasonably to determine that the opportunity is being made available for reasons other than the Access Person's relationship with Columbia Management or its Clients (for example, because of the spouse's employment).

      5.    SHORT-TERM TRADING (60 CALENDAR DAYS)

            Any profit realized by an ACCESS PERSON from any purchase and sale, or any sale and purchase, of the SAME CLASS OF COVERED SECURITY (or its equivalent) within any period of 60 CALENDAR DAYS or less is prohibited.

            Note, regarding this restriction, that:

            a. The 60 calendar day restriction period commences the day after the purchase or sale of any Covered Security (or its equivalent).


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            b.    The 60-day restriction applies on a "last in, first out
                  basis." That's why the restriction refers to "the SAME CLASS OF COVERED SECURITY." In light of this feature, an ACCESS PERSON (or FAMILY/HOUSEHOLD MEMBER) may not buy and sell, or sell and buy, the same class of COVERED SECURITY within 60 days even though the specific shares or other securities involved may have been held longer than 60 days.

            c. Purchase and sale transactions in the same security within 60 days that result in a loss to the ACCESS PERSON (or FAMILY/HOUSEHOLD MEMBER) are not restricted.

            d. The 60-day restriction does not apply to the exercise of options to purchase shares of Bank of America stock and the immediate sale of the same or identical shares, including so-called "cashless exercise" transactions.

            e. Strategies involving options with expirations of less than 60 days may result in violations of the short-term trading ban.

            f. Exceptions to the short-term trading ban may be requested in writing, addressed to the CCO, in advance of a trade and will generally be granted only in rare cases of hardship, gifting of securities or other unusual circumstances where it is determined that no abuse is involved and the equities of the situation strongly support an exception to the ban. See examples of exceptions in APPENDIX B.

      6.    EXCESSIVE TRADING FOR PERSONAL ACCOUNTS IS STRONGLY DISCOURAGED

            ACCESS PERSONS are strongly discouraged from engaging in excessive trading for their personal accounts. Although this Code does not define excessive trading, Access Persons should be aware that if their trades exceed 30 trades per month the trading activity will be reviewed by Compliance Risk Management.

      7.    CLOSED-END FUNDS ADVISED BY BANK OF AMERICA

            No ACCESS PERSON shall acquire BENEFICIAL OWNERSHIP of securities of any CLOSED-END FUND advised by Columbia Management or other Bank of America company except with the prior written approval of Compliance Risk Management.

E.    ADDITIONAL TRADING RESTRICTIONS APPLICABLE TO INVESTMENT PERSONS

      1.    FOURTEEN CALENDAR DAY BLACKOUT PERIOD

            No INVESTMENT PERSON shall purchase or sell any COVERED SECURITY (or its equivalent) within a period of SEVEN CALENDAR DAYS before or after a purchase or sale of the same class of security by a CLIENT ACCOUNT with which the INVESTMENT PERSON OR THEIR TEAM are regularly associated. The spirit of this Code (see page 5 above) also requires that no INVESTMENT PERSON may intentionally delay trades on behalf of a CLIENT ACCOUNT so that their own personal trades avoid falling within the fourteen day blackout period.

            NOTE: The fourteen calendar day restriction DOES NOT APPLY:

            o to securities of an issuer that has a MARKET CAPITALIZATION OF $10 BILLION OR MORE at the time of the transactions; HOWEVER, AN INVESTMENT PERSON MUST PRE-CLEAR THESE TRADES AS WITH ANY OTHER PERSONAL TRADE. ALSO, THIS EXCEPTION DOES NOT RELIEVE INVESTMENT PERSONS OF THE DUTY TO REFRAIN FROM INAPPROPRIATE TRADING OF SECURITIES HELD OR BEING CONSIDERED FOR PURCHASE OR SALE IN CLIENT ACCOUNTS WITH WHICH THEY ARE REGULARLY ASSOCIATED.

            o when the personal trade matches one in a COLUMBIA MANAGEMENT CLIENT ACCOUNT which principally follows a passive index tracking investment strategy.

      2.    MANGER PRE-APPROVAL REQUIRED FOR IPOS AND PRIVATE PLACEMENTS

            All Investment Persons are required to obtain written manager pre-approval for personal investments in INITIAL PUBLIC OFFERINGS
            (IPOS) AND PRIVATE PLACEMENTS. "Manager pre-approval" is approval by an investment person's immediate manager or their designee. After obtaining manger pre-approval, Investment Persons must obtain pre-approval from the CCO. The Request Form and instructions are available on Columbia Management's intranet site under the Compliance tab.


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                                       10

F.    EXEMPT TRANSACTIONS

      The following types of transactions are not subject to the trading restrictions of SECTIONS B, D AND E of Part II of this Code of Ethics. HOWEVER, EXCEPT AS NOTED BELOW, ALL SUCH TRANSACTIONS MUST BE REPORTED PURSUANT TO THE REPORTING PROVISIONS OF PART III OF THIS CODE.

      1. Transactions in securities issued or guaranteed by the US Government or its agencies or instrumentalities; bankers' acceptances; US bank certificates of deposit; commercial paper; and purchases, redemptions and/or exchanges of EXCLUDED FUND shares. (TRANSACTIONS IN ALL SUCH SECURITIES ARE ALSO EXEMPT FROM THE REPORTING REQUIREMENTS OF PART III OF THE CODE).

      2. Transactions effected pursuant to an Automated Investment Plan not involving a BAC Retirement Plan. Note this does not include transactions that override or otherwise depart from the pre-determined schedule or allocation features of the investment plan.

      3. Purchases effected upon the exercise of rights issued by an issuer PRO RATA to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

      4. Transactions which are non-volitional on the part of either the Access Person or the Columbia Management Company (e.g., stock splits, automatic conversions).

      5. Transactions effected in any account in which the Access Person may have a beneficial interest, but no direct or indirect influence or control of investment or trading activity (such as a blind trust or third-party advised discretionary account). (Accounts managed by another ACCESS PERSON would not meet this test.) Such accounts are also exempt from reporting requirements in Part III of this Code.) TRANSACTIONS IN COVERED SECURITIES IN ANY SUCH ACCOUNT ARE ALSO EXEMPT FROM THE REPORTING REQUIREMENTS OF PART III OF THE CODE.

      6. Securities issued by Bank of America and affiliates (Please note that these securities are subject to the requirements of Part II D. 5 (short-term trading) of this Code, and the standards of conduct and liability discussed in the Bank of America Corporation `s General Policy on Insider Trading).

      7. Such other transactions as the CODE OF ETHICS COMMITTEE shall approve in their sole discretion, provided that Compliance Risk Management shall find that such transactions are consistent with the Statement of General Principles and applicable laws. The CODE OF ETHICS COMMITTEE shall maintain a record of the approval and will communicate to the ACCESS PERSON'S manager(s).

G.    RESTRICTION ON SERVICE AS OFFICER OR DIRECTOR BY ACCESS PERSONS

      ACCESS PERSONS are prohibited from serving as an officer or director of any publicly traded company, other than Bank of America Corporation, absent prior authorization from Compliance Risk Management based on a determination that the board service would not be inconsistent with the interests of any CLIENT ACCOUNT.

H.    PARTICIPATION IN INVESTMENT CLUBS

      ACCESS PERSONS (including with respect to assets that are beneficially owned by the Access Person) may participate in private investment clubs or other similar groups only upon advance written approval from Compliance Risk Management, subject to such terms and conditions as Compliance Risk Management may determine to impose.

I.    ADDITIONAL RESTRICTIONS FOR SPECIFIC SUB-GROUPS

      Specific sub-groups in the organization may be subject to additional restrictions, as determined by Compliance Risk Management, because of their specific investment activities or their structure in the company. Compliance Risk Management shall keep separate applicable procedures and communicate accordingly to these groups.

J.    PENALTIES FOR NON-COMPLIANCE

      Upon discovering a violation of this Code, the CODE OF ETHICS COMMITTEE, after consultation with the members of the Committee and Compliance Risk Management, may take any disciplinary action, as it deems appropriate, including, but not limited to, any or all of the following:

            o Formal written warning (with copies to supervisor and personnel file);

            o     Cash fines;

            o     Disgorgement of trading profits;

            o     Ban on personal trading;

            o     Suspension of employment;

            o     Termination of employment

See the Sanctions Schedule in APPENDIX C for details (subject to revision).


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                                       12

PART III

ADMINISTRATION AND
REPORTING REQUIREMENTS
THIS SECTION APPLIES TO ALL EMPLOYEES

A.    NEW EMPLOYEES

      All new EMPLOYEES will receive a copy of the COLUMBIA MANAGEMENT CODE OF ETHICS as well as an INITIAL CERTIFICATION FORM. By completion of this Form, new EMPLOYEES MUST certify to Compliance Risk Management that they have read and understand the Code and disclose their personal (and FAMILY/HOUSEHOLD MEMBER) securities holdings. (The exact forms will be provided by Compliance Risk Management).

B.    ANNUAL CODE COVERAGE ACKNOWLEDGEMENT AND COMPLIANCE CERTIFICATION

      All EMPLOYEES will annually furnish online acknowledgement of coverage (including FAMILY/HOUSEHOLD MEMBERS ) UNDER, and certification of compliance with, the Columbia Management Code of Ethics. Copies of the Code and any amendments to the Code are required to be provided to all Employees. All Employees are required to provide online acknowledgment of their receipt of the Code and any amendments.

C. REPORTING REQUIREMENTS FOR ALL NON-ACCESS PERSONS (INVESTMENTS IN OPEN-END MUTUAL FUNDS)

      1. INITIAL CERTIFICATION TO THE CODE AND DISCLOSURE OF ALL INVESTMENT ACCOUNTS AND PERSONAL HOLDINGS OF OPEN-END MUTUAL FUNDS

            BY NO LATER THAN 10 CALENDAR DAYS after you are notified that you are a NON-ACCESS PERSON, you must acknowledge that you have read and understand this Code, that you understand that it applies to you and to your FAMILY/HOUSEHOLD MEMBERS and that you understand that you are a NON-ACCESS PERSON under the Code. You must also report to Compliance Risk Management the following:

            o INVESTMENT ACCOUNTS in which you or any FAMILY/HOUSEHOLD MEMBER have direct or indirect ownership interest (including those of your family members or your household) which may hold shares of any open-end mutual funds, including accounts with broker-dealers, banks, accounts held directly with the fund, variable annuities/life, etc.

            o HOLDINGS of any open-end mutual fund shares in any of the above mentioned accounts, including funds that are not in the Columbia Acorn, Wanger Advisors Trust, and Columbia Funds Families.

      2.    QUARTERLY INVESTMENT ACCOUNT AND OPEN-END MUTUAL FUND TRANSACTION
            REPORT

            By the 30th day after the end of the calendar quarter, ALL NON-ACCESS PERSONS are required to provide Compliance Risk Management with a report of their investment accounts (including any new accounts opened during the quarter) and transactions in Open-end mutual funds that are not in the Columbia Acorn, Wanger Advisors Trust, and Columbia Funds or Nations Funds Families. These requirements include all investment accounts and Open-end mutual fund shares of which you (or a Family/Household Member) are a beneficial owner, held either directly or through another investment vehicle or account, including (but not limited to) accounts with broker-dealers, banks, accounts held directly with the fund, variable annuities/life, etc.

      3.    ANNUAL OPEN-END MUTUAL FUND HOLDINGS REPORT

            By the 30th day after the end of the calendar year, ALL NON-ACCESS PERSONS are required to provide Compliance Risk Management with a detailed annual report of ALL their holdings of any Open-end mutual fund, including open-end mutual funds that are not in the Columbia Acorn, Wanger Advisors Trust, and Columbia Funds Families. These requirements include all investment accounts and open-end mutual fund shares of which you (or a Family/Household Member) are a beneficial owner, held either directly or through another investment vehicle or account, including (but not limited to) accounts with broker-dealers, banks, accounts held directly with the fund, variable annuities/life, etc.


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                                       13

      4.    DUPLICATE ACCOUNT STATEMENTS AND CONFIRMATIONS

            Each NON-ACCESS PERSON shall cause every broker-dealer or investment services provider with whom he or she (or a FAMILY/HOUSEHOLD MEMBER) maintains an account to provide duplicate periodic statements and trade confirmations to Compliance Risk Management for all accounts holding or transacting OPEN-END MUTUAL FUNDS. All duplicate statements and confirmations should be sent to the following address:

                  BANK OF AMERICA COMPLIANCE RISK MANAGEMENT
                  PERSONAL TRADING DEPARTMENT
                  NC1-002-32-27
                  101 SOUTH TRYON STREET, 32ND FLOOR
                  CHARLOTTE, NC  28255

D. REPORTING REQUIREMENTS FOR ALL ACCESS PERSONS (INCLUDING ALL INVESTMENT PERSONS)

      1. INITIAL CERTIFICATION TO THE CODE AND DISCLOSURE OF ALL INVESTMENT ACCOUNTS AND PERSONAL HOLDINGS OF COVERED SECURITIES AND OPEN-END MUTUAL FUND SHARES

            BY NO LATER THAN 10 CALENDAR DAYS after you are notified that you are an ACCESS PERSON, you must acknowledge that you have read and understand this Code, that you understand that it applies to you and to your FAMILY/HOUSEHOLD MEMBERS and that you understand that you are an ACCESS PERSON (and, if applicable, an INVESTMENT PERSON) under the Code. You must also report to Compliance Risk Management the following:

            o INVESTMENT ACCOUNTS in which you or any FAMILY/HOUSEHOLD MEMBER have direct or indirect OWNERSHIP interest (including those of your family members or your household) which may hold either COVERED SECURITIES or shares of any OPEN-END MUTUAL FUNDS, including accounts with broker-dealers, banks, direct holdings, accounts held directly with the fund, variable annuities/life, etc.

            o HOLDINGS of any COVERED SECURITIES or OPEN-END MUTUAL FUND shares in any of the above mentioned accounts, including funds that are not in the Columbia Acorn, Wanger Advisors Trust, and Columbia Funds Families

            o Investment account and holdings of COVERED SECURITIES information that is supplied to Compliance Risk Management shall not be more than 45 days old.

      2.    QUARTERLY INVESTMENT ACCOUNT AND TRANSACTION REPORT

            By the 30th day following the end of the calendar quarter, ALL ACCESS PERSONS are required to provide Compliance Risk Management with a report of their investment accounts(including investment accounts opened during the quarter) and transactions in COVERED SECURITIES and OPEN-END MUTUAL FUNDS during the quarter, including OPEN-END MUTUAL FUNDS that are not in the Columbia Acorn, Wanger Advisors Trust, and Columbia Funds Families. These requirements include all investment accounts and COVERED SECURITIES and OPEN-END MUTUAL FUND shares of which you (or a FAMILY/HOUSEHOLD MEMBER) are a BENEFICIAL OWNER, held either directly or through another investment vehicle or account, including accounts with broker-dealers, banks, direct holdings, accounts held directly with the fund, variable annuities/life, etc.

      3.    ANNUAL HOLDINGS REPORT

            By the 30th day after the end of the calendar year, ALL ACCESS PERSONS are required to provide Compliance Risk Management with a detailed annual report of ALL of their holdings of any COVERED SECURITIES and Open-end Mutual Funds, including Open-end mutual funds that are not in the Columbia Acorn, Wanger Advisors Trust, and Columbia Funds Families. These requirements include all investment accounts and COVERED SECURITIES and Open-end Mutual Fund shares of which you (or a FAMILY/HOUSEHOLD MEMBER) are a BENEFICIAL OWNER, held either directly or through another investment vehicle or account, including accounts with broker-dealers, banks, direct holdings, accounts held directly with the fund, variable annuities/life, etc. Investment account and holdings of COVERED SECURITIES information that is supplied to Compliance Risk Management shall not be more than 45 days old.


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                                       14

      4.    DUPLICATE ACCOUNT STATEMENTS AND CONFIRMATIONS

            Each ACCESS PERSON shall cause every broker-dealer or investment services provider with whom he or she (or a FAMILY/HOUSEHOLD MEMBER) maintains an account to provide duplicate periodic statements and trade confirmations to Compliance Risk Management for all accounts holding or transacting trades in COVERED SECURITIES or OPEN-END MUTUAL FUNDS. All duplicate statements and confirmations should be sent to the following address:

                  BANK OF AMERICA COMPLIANCE RISK MANAGEMENT
                  PERSONAL TRADING DEPARTMENT
                  NC1-002-32-27
                  101 SOUTH TRYON STREET, 32ND FLOOR
                  CHARLOTTE, NC  28255

E.    EXCEPTIONS FROM THE ABOVE REPORTING REQUIREMENTS

      SECTIONS C AND D of the above reporting requirements do not apply to transactions in:

            o BAC Retirement Plans as defined at Section II.C of this Code (See also the related Note at Section II.C.)

            o Any non-proprietary 401(k) plan in which you have a beneficial interest (such as that with a previous employer or of a family member) UNLESS the holdings are investments in a fund from either the Columbia Funds Families of Funds. If the non-proprietary 401(k) plan holdings are in a fund from the Columbia Acorn, Wanger Advisors Trust, or Columbia Funds Families, the EMPLOYEE must provide a duplicate periodic statement of all holdings and trading activity in the account.

            o Investment accounts in which you have a beneficial interest, but no investment discretion, influence or control. (SEE APPENDIX A.)

            o     529 Plans

            o Access persons on leave who do not have home access will be exempt from the above reporting requirements while on leave. Access persons on leave with home access will be responsible for the above reporting.

      --------------------------------------------------------------------------
      NOTE: The exception of any non-proprietary 401(k) plan applies to company-directed 401(k) plans, but does not apply to self-directed 401(k) plans. If you have investments in plans that are self-directed, you are subject to the pre-clearing and reporting requirements of the Code of Ethics. Self-directed 401(k) plans offers the ability to direct stock investments, while company-directed 401(k) plans usually offer a limited number of investment options consisting of mutual funds in which one directs their investments.
      --------------------------------------------------------------------------

F.    CODE ADMINISTRATION

      Columbia Management has charged Compliance Risk Management with the responsibility of attending to the day-to-day administration of this Code. Compliance Risk Management will provide the Code of Ethics Oversight Committee with quarterly reports that will include all violations noted during the quarterly review process. The quarterly report will include associate name, job title, manager name, description of the violation, and a record of any sanction to be imposed. Material violations will be communicated to the board of directors or trustees of any investment company managed by Columbia Management at least annually as required by Rule 17j-1 under the Investment Company Act of 1940 and more frequently as requested by the board.


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                                       15

G.    QUESTIONS

      Any questions about the Code or about the applicability of the Code to a personal securities transaction should be directed to Associate Investment Monitoring (AIM) Department at (704) 388-3300 or via email to Corporate Compliance, PST.


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                                       16

                                   Appendix A
                              BENEFICIAL OWNERSHIP

For purposes of the Columbia Management Code of Ethics, the term "beneficial ownership" shall be interpreted in accordance with the definition of "beneficial owner" set forth in Rule 16a-l(a)(2) under the Securities Exchange Act of 1934, as amended, which states that the term "BENEFICIAL OWNER" means "any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in "a security." The term "pecuniary interest" is further defined to mean "the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the subject securities."

The pecuniary interest standard looks beyond the record owner of securities. As a result, the definition of beneficial ownership is very broad and encompasses many situations that might not ordinarily be thought to confer a "pecuniary interest" in or "beneficial ownership" of securities.

SECURITIES DEEMED TO BE "BENEFICIALLY OWNED"

Securities owned "beneficially" would include not only securities held by you for your own benefit, but also securities held (regardless of whether or how they are registered) by others FOR YOUR BENEFIT in an account over which you have influence or control, such as securities held for you by custodians, brokers, relatives, executors, administrators, or trustees. The term also includes securities held for your account by pledgees, securities owned by a partnership in which you are a general partner, and securities owned by any corporation that you control.

Set forth below are some examples of how beneficial ownership may arise in different contexts.

o FAMILY HOLDINGS. Securities held by members of your immediate family sharing the same household with you ("FAMILY/HOUSEHOLD MEMBER") are presumed to be beneficially owned by you. Your "immediate family" includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, significant other, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (but does not include aunts and uncles, or nieces and nephews). The definition also includes adoptive relationships. You may also be deemed to be the beneficial owner of securities held by an immediate family member not living in your household if the family member is economically dependent upon you.

o PARTNERSHIP AND CORPORATE HOLDINGS. A general partner of a general or limited partnership will generally be deemed to beneficially own securities held by the partnership, as long as the partner has direct or indirect influence or control over the management and affairs of the partnership. A limited partner will generally not be deemed to beneficially own securities held by a limited partnership, provided he or she does not own a controlling voting interest in the partnership. If a corporation is your "alter ego" or "personal holding company", the corporation's holdings of securities are attributable to you.

o TRUSTS. Securities held by a trust of which you are a beneficiary AND over which you have any direct or indirect influence or control would be deemed to be beneficially owned by you. An example would be where you as settlor have the power to revoke the trust without the consent of another person, or have or share investment control over the trust.

o ESTATES. Ordinarily, the term "beneficial ownership" would not include securities held by executors or administrators in estates in which you are a legatee or beneficiary unless there is a specific bequest to you of such securities, or you are the sole legatee or beneficiary and there are other assets in the estate sufficient to pay debts ranking ahead of such bequest.


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                                       17

SECURITIES DEEMED NOT TO BE "BENEFICIALLY OWNED"

For purposes of the Columbia Management Code of Ethics, the term "beneficial ownership" excludes securities or securities accounts held by you for the benefit of someone else if you do not have a pecuniary interest in such securities or accounts. For example, securities held by a trust would not be considered beneficially owned by you if neither you nor an immediate family member is a beneficiary of the trust. Another example illustrating the absence of pecuniary interest, and therefore also of beneficial ownership, would be securities held by an immediate family member not living in the same household with you, and who is not economically dependent upon you.

"INFLUENCE OR CONTROL"

Transactions/Accounts over which neither you nor any other ACCESS PERSON have "ANY DIRECT OR INDIRECT INFLUENCE OR CONTROL" are not subject to the trading restrictions in Part II or reporting requirements in Part III of the Code. To have "influence or control", you must have an ability to prompt, induce or otherwise effect transactions in the account. Like beneficial ownership, the concept of influence or control encompasses a wide variety of factual situations. An example of where influence or control exists would be where you, as a beneficiary of a revocable trust, have significant ongoing business and social relationships with the trustee of the trust. Examples of where influence or control does not exist would be a true blind trust, or securities held by a limited partnership in which your only participation is as a non-controlling limited partner. The determining factor in each case will be whether you (or any other ACCESS PERSON) HAVE any direct or indirect influence or control over the securities account.

                                   Appendix B
                    EXCEPTIONS TO THE SHORT-TERM TRADING BAN

Exceptions to the short-term trading ban on COVERED SECURITIES may be requested in advance to the CCO, and will generally only be granted in rare cases of hardship, gifting of securities or other unusual circumstances where it is determined that no abuse is involved and the equities of the situation strongly support an exception to the ban.

Circumstances that could provide the basis for an exception from short-term trading restriction might include, for example, among others:

o an involuntary transaction that is the result of unforeseen corporate activity;

o the disclosure of a previously nonpublic, material corporate, economic or political event or activity that could cause a reasonable person in like circumstances to sell a security even if originally purchased as a long-term investment; or

o the ACCESS PERSON's economic circumstances materially change in such a manner that enforcement of the short-term trading ban would result in the ACCESS PERSON being subjected to an avoidable, inequitable economic hardship.

o     An irrevocable gift of securities provided no abuse is intended.


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                                       19

                                   Appendix C
                       CODE OF ETHICS OVERSIGHT COMMITTEE
             SANCTIONS SCHEDULE FOR FAILURE TO COMPLY WITH THE CODE

The CODE OF ETHICS OVERSIGHT COMMITTEE will meet quarterly or as needed to review employee Code of Ethics violations identified by Compliance Risk Management. The responsibility of the Committee will be to conduct informational hearings, assess mitigating factors, and impose sanctions consistent with the Code's Sanction Guidelines. The Committee will be the final arbiter in determining sanctions imposed under this Code.

THE SANCTIONS AS SPECIFIED IN THE SCHEDULE DO NOT PRECLUDE THE IMPOSITION OF MORE SEVERE PENALTIES DEPENDING ON THE CIRCUMSTANCES SURROUNDING THE OFFENSE.

-----------------------------------------------------------------------------------------------------------------------
  #   PERSONAL TRADING VIOLATION           SANCTIONS GUIDELINES
-----------------------------------------------------------------------------------------------------------------------
  1   Trading without proper               1ST OFFENSE: Written Warning
      pre-clearance (Covered               2ND OFFENSE*: Written Reprimand and/or Monetary Penalty
      Securities and Mutual Funds)         3RD OR MORE OFFENSES*: Monetary Penalty, Freeze Trading accounts for 30-90 days and/or Suspension / Termination
-----------------------------------------------------------------------------------------------------------------------
  2   Failure to file an accurate          1ST OFFENSE: Written Warning
      required report (Initial,            2ND OFFENSE*: Written Reprimand and/or Monetary Penalty
      Quarterly and Annual Reports)        3RD OR MORE OFFENSES*: Monetary Penalty, Freeze Trading accounts for 30-90
      within the required time period      days and/or Suspension / Termination
-----------------------------------------------------------------------------------------------------------------------
  3   Trading after being denied           1ST OFFENSE*: Written Warning, Written Reprimand and/or Monetary Penalty
      approval                             2ND OR MORE OFFENSES*: Monetary Penalty, Freeze Trading accounts for 30-90 days and/or Suspension / Termination
-----------------------------------------------------------------------------------------------------------------------
  4   Failure to timely report a           1ST OFFENSE*: Written Warning, Written Reprimand and/or Monetary Penalty
      personal investment account,         2ND OR MORE OFFENSES*: Monetary Penalty, Freeze Trading accounts for 30-90
      whether existing or newly            days and/or Suspension / Termination
      established.
-----------------------------------------------------------------------------------------------------------------------
  5   Purchasing an Initial Public         1ST OFFENSE*: Written Warning, Written Reprimand and/or Monetary Penalty
      Offering (IPO), Hedge Fund or        2ND OR MORE OFFENSES*: Monetary Penalty, Freeze Trading accounts for 30-90
      Private Placement without            days and/or Suspension / Termination
      receiving pre-clearance
-----------------------------------------------------------------------------------------------------------------------
  6   Trading which violates the           1ST OFFENSE*: Written Warning, Written Reprimand and/or Monetary Penalty
      same-day/open order or               2ND OR MORE OFFENSES*: Monetary Penalty, Freeze Trading accounts for 30-90
      restricted list restriction          days and/or Suspension / Termination
-----------------------------------------------------------------------------------------------------------------------
  7   Trading within the 14 calendar       1ST OFFENSE*: Written Warning, Written Reprimand and/or Monetary Penalty
      day blackout period                  2ND OR MORE OFFENSES*: Monetary Penalty, Freeze Trading accounts for 30-90 days and/or Suspension / Termination
-----------------------------------------------------------------------------------------------------------------------
  8   Profiting from short-term trading    1ST OFFENSE*: Written Warning, Written Reprimand and/or Monetary Penalty
                                           2ND OR MORE OFFENSES*: Monetary Penalty, Freeze Trading accounts for 30-90 days and/or Suspension / Termination
-----------------------------------------------------------------------------------------------------------------------
  9   Trading Mutual Funds in              1ST OFFENSE*: Written Warning, Written Reprimand and/or Monetary Penalty
      violation of the 60 day              2ND OR MORE OFFENSES*: Monetary Penalty, Freeze Trading accounts for 30-90
      restriction                          days and/or Suspension / Termination
-----------------------------------------------------------------------------------------------------------------------

*     Requires review by the Code of Ethics Oversight Committee.

The following schedule details the monetary penalties that may be applied for each offense. Monetary penalties may include disgorgement of profits when applicable.

      o     Non-Access and Access Persons               $100-$1,000

      o     Administrative Investment Persons           $100-$1,000

      o     Investment Persons                          $500-$2,500

      o     Senior Investment Persons                   $2,500-$5,000

      o     Managing Directors                          $2,500-$5,000


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